Exhibit 99(c)

Letter to Registered Holders and DTC Participants

Regarding the Offer to Exchange

LAMAR MEDIA CORP.

Tender of

Any and All Outstanding 3 3/4% Senior Notes due 2028

In Exchange For

3 3/4% Senior Notes due 2028

Registered Under the Securities Act of 1933

Any and All Outstanding 4 7/8% Senior Notes due 2029

In Exchange For

4 7/8% Senior Notes due 2029

Registered Under the Securities Act of 1933

Any and All Outstanding 4% Senior Notes due 2030

In Exchange For

4% Senior Notes due 2030

Registered Under the Securities Act of 1933

Pursuant to the prospectus dated                 , 2020, and any

amendments or supplements thereto

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2020, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depositary Trust Company Participants:

Lamar Media Corp. (the “Company”) is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus, dated                 , 2020, and any amendments or supplements thereto (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), (i) up to $600,000,000 aggregate principal amount of the Company’s 3 3/4% Senior Notes due 2028, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2028 Exchange Notes”), for up to $600,000,000 aggregate principal amount of the Company’s outstanding 3 3/4% Senior Notes due 2028, which have not been so registered (the “2028 Original Notes”, and together with the 2028 Exchange Notes, the “2028 Notes”), (ii) up to $400,000,000 aggregate principal amount of the Company’s 4 7/8% Senior Notes due 2029, which have been registered under the Securities Act (the “2029 Exchange Notes”), for up to $400,000,000 aggregate principal amount of the Company’s outstanding 4 7/8% Senior Notes due 2029, which have not been so registered (the “2029 Original Notes”, and together with the 2029 Exchange Notes, the “2029 Notes”) and (iii) up to $550,000,000 aggregate principal amount of the Company’s 4% Senior Notes due 2030, which have been registered under the Securities Act (the “2030 Exchange Notes, and together with the 2028 Exchange Notes and the 2029 Exchange Notes, the “Exchange Notes”), for up to $550,000,000 aggregate principal amount of the Company’s outstanding 4% Senior Notes due 2030, which have not been so registered (the “2030 Original Notes”, and together with the 2030 Exchange Notes, the “2030 Notes”). The 2028 Original Notes, the 2029 Original Notes and the 2030 Original Notes shall be referred to herein as the “Original Notes”.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated                 , 2020;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the Expiration Date, or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whom you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. IRS Form W-9 (Request for Taxpayer Identification Number and Certification) with Instructions.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) for the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer, on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the Original Notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus; provided, however, that with respect to Original Notes held through DTC, the ATOP platform would apply.

If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent or information agent, at their respective address and telephone number set forth on the front and back covers of the Letter of Transmittal.

Very truly yours,

LAMAR MEDIA CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT OR CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures